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                                  EXHIBIT 10.7

                                    Contract
                            Muslim Media Network Inc.

This agreement, dated March 15th 2005, is between Muslim Media Network Inc., herein called Publisher and Mohammed Ayub Ali Khan, resident of 3030 Breakwater Ct., Unit 8, Mississauga, Ontario, Canada, herein called the International Editor, as respects to his services retained by the Muslim Media Network Inc.

      1. The international editor will identify and recruit professional correspondents from around the world who will contribute original and exclusive reports to the Publisher.

      2. A minimum of 20 reporters should be ideally recruited within one year of the signing of this agreement.

      3. The selection of the reporters will be held in coordination with the publisher.

      4. The international editor will assign work to the reporters and edit the reports before submitting them to the publisher.

      5. The international editor will ensure that the editorial and ethical guidelines of the publisher are adhered to.

      6. The international editor will take up any other tasks as assigned by the CEO and Editor in Chief.

      7. The international editor will be paid $1500 per month for the above services.

      8. Either party may terminate this Agreement by providing a 30 days advance written notice. The notice of termination shall be effective upon receipt.

      9. Before resignation or termination the international editor will hand over all work related files, reporter contact information and any other relevant information as demanded by the Editor in Chief and the CEO in a timely manner.

      10. Any modification, waiver, or amendment of any provision of this contract shall be effective only if in writing and signed by both parties. This Agreement supersedes all other agreements, whether written or oral, between the parties hereto relating to the subject matter hereof. The parties indicated below declare that they have read, that they understand, and that they agree to abide by the terms of this agreement. This agreement has been signed by the parties in two identical copies of which each party has taken one.

Signature /s/ Mohammed Ayub Ali Khan
          --------------------------------

International Editor: Mohammed Ayub Ali Khan   Date: March 15,
2005 Address: 3030 Breakwater Ct, Unit 8
City, State, Postal Code, Country: Mississauga, Ontario L5B 4N5
CANADA

Signature /s/ A. S. Nakadar
          -------------------------

Publisher: CEO and President     Date: March 15,2005
Corporate or Owner Name: Muslim Media Network, Inc.
Address: 29004 W. Eight Mile Road
City, State, Postal Code, Country: Farmington, MI 48336
Daytime telephone number: 248-426-7777

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